                                                                   EXHIBIT 4(iv)
                                                                   -------------

     THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

Date:  February 29, 2000                                          WARRANT NO. __

                         ENVIRO-CLEAN OF AMERICA, INC.
                         COMMON STOCK PURCHASE WARRANT

     THIS CERTIFIES THAT, for value received, ___________________________(the "Investor"), or its registered assigns, is entitled to purchase from ENVIRO-CLEAN OF AMERICA, INC., a Nevada corporation (the "Company"), at any time or
                                                   -------
from time to time during the period specified in Section 2 hereof, _______________ (_______) fully paid and nonassessable shares of the Company's Common Stock, $.001 par value (the "Common Stock"), at an exercise price (the
                                    ------------
"Exercise Price") of $4.25 per share.  The number of shares of Common Stock
---------------
purchasable hereunder (the "Warrant Shares") and the Exercise Price are subject
                            --------------
to adjustment as provided in Section 4 hereof.  The term "Warrant" means this
                                                          -------
Warrant of the Company issued pursuant to the Subscription Agreement (as hereinafter defined). The term "Warrant Period" as used herein means the period
                                 --------------
commencing on the date this Warrant is issued and delivered pursuant to the terms of that certain Subscription Agreement, by and between the Company and the Investor (the "Subscription Agreement") and ending on the Expiration Date (as
               ----------------------
defined below).

     This Warrant is subject to the following terms, provisions, and conditions:

     1.  MANNER OF EXERCISE, ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES.
         ----------------------------------------------------------------
Subject to the provisions hereof, this Warrant may be exercised by the holder, in whole at any time, or in part from time to time, prior to the Expiration Date, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "Exercise Agreement"), to the Company
                                            ------------------
during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon (i) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company, of the Exercise Price for the Warrant Shares specified in the Exercise Agreement or (ii) delivery to the Company of a written notice of an election to effect a Cashless Exercise (as defined in Section 11(c) below) for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares as set forth above. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding fifteen
(15) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. Notwithstanding the foregoing, if any such exercise is in connection with a registered public offering of Warrant Shares to be received upon exercise, then the Exercise Agreement to be delivered in connection with such exercise need not contain the agreement with respect to the restrictive legend contained in the form of Exercise Agreement attached hereto.

     2.  PERIOD OF EXERCISE.  This Warrant may be exercised at any time on or
         ------------------
after the date hereof (the "Effective Date") and ending on the Expiration Date.
                            --------------
As used herein, "Expiration Date" means 5:00 p.m., New York time, on the third
                 ---------------
anniversary from the date of issuance of this Warrant.

     3.  CERTAIN AGREEMENTS OF THE COMPANY.  The Company hereby covenants and
         ---------------------------------
agrees as follows:

          (a) SHARES TO BE FULLY PAID.  All Warrant Shares will, upon issuance
              -----------------------
in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, claims and encumbrances.

          (b) RESERVATION OF SHARES.  During the Warrant Period, the Company
              ---------------------
shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

          (c) LISTING.  The Company shall promptly secure the listing of the
              -------
shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or become listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

          (d) CERTAIN ACTIONS PROHIBITED.  The Company will not, by amendment of
              --------------------------
its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

          (e) SUCCESSORS AND ASSIGNS.  This Warrant will be binding upon any
              ----------------------
entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company's assets.

     4.   ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES ISSUABLE. The number
          ----------------------------------------------------------
and kind of Shares purchasable upon the exercise of Warrants and the Exercise Price shall be subject to adjustment from time to time as follows:

          (a) Stock Splits, Combinations. etc.  In case the Company shall
              -------------------------------
hereafter (A) pay a dividend or make a distribution on its Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (B) subdivide its outstanding shares of Common Stock or (C) combine its outstanding shares of Common Stock into a smaller number of shares, the number of Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the holder of any Warrant thereafter exercised shall be entitled to receive the number of Shares which such holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this paragraph shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this paragraph, the holder of any Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock.

          (b) Reclassification, Combinations, Mergers, etc.  In case of any
              --------------------------------------------
reclassification or change of outstanding shares of Common Stock (other than as set forth in Section 4(a) above and other than a change in par value, or from
             ------------
par value to no par value, or from no par value to par value, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock of the Company (other than a change in par value, or from par value to no par value, or from par value to par value or as a result of a subdivision or combination)) or in case of any sale or conveyance to another corporation of all or substantially all of the assets of the Company, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company or such a successor or purchasing corporation, as the case may be, shall forthwith make lawful and adequate provision whereby the holder of such Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and enter into a supplemental warrant agreement so providing. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. If the issuer of securities deliverable upon exercise of Warrants under the supplemental warrant agreement is an affiliate of the formed, surviving or transferee corporation, that issuer shall join in the supplemental warrant agreement. The above provisions of this paragraph (b) shall similarly apply to successive reclassifications; and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

     In case of any such reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant Agreement to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. The foregoing provisions shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

     (c) Subdivision or Combination of Shares.  If the Company, at any time
         ------------------------------------
while the Warrant is outstanding, shall subdivide or combine any shares of Common Stock, (i) in case of subdivision of shares, the Warrant Exercise Price shall be proportionately reduced (as at the effective date of such subdivision or, if the Company shall take a record of holders of its Common Stock for the purpose of such subdividing, as at the applicable record date, whichever is earlier) to reflect the increase in the total number of shares of Common Stock outstanding as a result of such subdivision, or (ii) in the case of a combination of shares, the Warrant Exercise Price shall be proportionately increased (as at the effective date of such combination or, if the Company shall take a record of holders of its Common Stock for the purpose of so combining, as at the applicable record date, whichever is earlier) to reflect the reduction in the total number of shares of Common Stock outstanding as a result of such combination.

     (d) Certain Dividends and Distributions.  If the Company, at any time while
         -----------------------------------
the Warrant is outstanding, shall pay a dividend in, or make any other distribution to its stockholders (without consideration therefor) of, shares of Common Stock, the Warrant Exercise Price shall be adjusted, as at the date the Company shall take a record of the holders of the

Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken as at the date of such payment or other distribution), to that price determined by multiplying the Warrant Exercise Price in effect immediately prior to such record date (or if no such record is taken, then immediately prior to such payment or other distribution), by a fraction (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and
(2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (plus in the event that the Company has paid cash for fractional shares, the number of additional shares which would have been outstanding had the Company issued fractional shares in connection with said dividends).

          (e) Statement of Warrants.  Irrespective of any adjustment in the
              ---------------------
number or kind of Shares issuable upon the exercise of the Warrants, Warrants theretofore or thereafter issued shall continue to express the same number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

          (f) When Adjustment Not Required.  If the Company shall take a record
              ----------------------------
of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

          (g) Challenge to Good Faith Determination.  Whenever the Board of
              -------------------------------------
Directors of the Company shall be required to make a determination in good faith of the fair value of any item under this Article V, such determination may be challenged in good faith by holders holding a majority of the outstanding Warrants (the "Majority Holders"), and any dispute shall be resolved by an investment banking firm of national standing selected by the Company. The fee of such investment banking firm shall be paid by the Company, unless such fair market value as determined by the investment banking firm is more than 95% of the fair market value determined by the Board of Directors of the Company, in which case the challenging holders shall be jointly and severally liable for such fee.

          (h) Treasury Stock.  The sale or other disposition of any issued
              --------------
shares of Common Stock owned or held by or for the account of the Company shall be deemed an issuance thereof and a repurchase thereof and designation of such shares as treasury stock shall be deemed to be a redemption thereof for the purposes of this Agreement.

          (i) Notices to Warrant Holders.  In connection with any adjustment
              --------------------------
pursuant to this Section 4, the Company shall (i) promptly after such adjustment cause to be filed with the Warrant Agent a certificate of an officer of the Company setting forth the number of shares (or portion thereof) issuable after such adjustment, upon exercise of a Warrant, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and
(ii) promptly after such adjustment cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant Register written notice of such adjustments by first class mail, postage prepaid. The Warrant Agent shall be entitled to conclusively rely on the above referenced officer's certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time to any holder desiring an inspection thereof during normal business hours upon reasonable notice. The Warrant Agent shall not at any time be under any duty or responsibility to any holder to determine whether any facts exist that may require any adjustment of the number of Shares issuable on exercise of the Warrants or the Exercise Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value (or the kind or amount) of any Shares which may be issuable on exercise of the Warrants. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other common stock or property upon the exercise of any Warrant.

          The Company shall, in addition, promptly notify the holders of the Warrants of any determination of its Board of Directors pursuant to Section 4(e)
                                                                    ------------
that any actions affecting its Common Stock will not require an adjustment to the number of Shares for which a Warrant is exercisable, and shall specify in such notice the reasons for such determination. In the event that the Majority holders shall challenge any of the calculations set forth in such notice within 20 days after the Company's delivery thereof, the Company shall retain a firm of independent certified public accountants or law firm of national standing selected by the Company to prepare and execute a certificate verifying that no adjustment is required. The Company shall promptly cause a signed copy of any certificate prepared pursuant to this Section 4(i) to be delivered to each
                                      ------------
holder at his address appearing in the Warrant Register. The Company shall keep at its office, at the office of the Warrant Agent, or another designated agency, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours upon reasonable notice by any holder or any prospective purchaser of a Warrant designated by a holder thereof.

     5.   ISSUE TAX.  The issuance of certificates for Warrant Shares upon the
          ---------
exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of this Warrant.

     6.   NO LIABILITIES AS A SHAREHOLDER.  No provision of this Warrant, in the
          -------------------------------
absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or a creditor of the Company.

     7.   TRANSFER, EXCHANGE, AND REPLACEMENT OF WARRANT.
          ----------------------------------------------

          (a) RESTRICTION ON TRANSFER.   This Warrant and the rights granted to
              -----------------------
the holder hereof are transferable, in whole or in part, upon surrender of this Warrant together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Section 7(e) below, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 7(f) hereof. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

          (b) WARRANT EXCHANGEABLE FOR DIFFERENT DENOMINA-TIONS.   This Warrant
              -------------------------------------------------
is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Section 7(e) below, for new Warrants of like tenor of different denominations representing in the aggregate the right to purchase the number of shares of Common Stock that may be purchased hereunder. each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the holder hereof at the time of such surrender.

          (c) REPLACEMENT OF WARRANT.   Upon receipt of evidence reasonably
              ----------------------
satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

          (d) CANCELLATION; PAYMENT OF EXPENSES.  Upon the surrender of this
              ---------------------------------
Warrant in connection with any transfer, exchange, or replacement as provided in this Section 7, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other then legal expenses, if any, incurred by the holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 7

          (e) WARRANT REGISTER.  The Company shall maintain, at its principal
              ----------------
executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

          (f) EXERCISE OR TRANSFER WITHOUT REGISTRATION.   If, at the time of
              -----------------------------------------
the surrender of this Warrant in connection with any transfer or exchange of this Warrant, this Warrant shall not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer or exchange, (i) that the transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion and counsel shall be reasonably acceptable to the Company) to the effect that such transfer or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws; provided that this clause (i) shall not apply to any transfer to an affiliate of a holder, (ii) that the transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company, and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the
    -------------------
Securities Act; provided that no such opinion, letter, or status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act.

     8.   REGISTRATION RIGHTS.  The initial holder of this Warrant (and certain
          -------------------
assignees thereof) is entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in the Registration Rights Agreement, dated as of January __. 2000 by and among the Company and the Investor.

     9.   NOTICES.   Any notices required or permitted to be given under the
          -------
terms of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed facsimile, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:  Enviro-Clean of America, Inc.
                    Attention: Randall Davis
                    1023 Morales
                    San Antonio, Texas  78207

With copy to:       Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                    Attn.: Alan Schoenbaum
                    300 Convent Street, Suite 1500
                    San Antonio, Texas  78205
                    Facsimile: (210) 224-2035

and if to the holder, at such address as such holder shall have provided in writing to the Company, or at such other address as each such party furnishes by written notice given in accordance with this Section 9.

     10.  GOVERNING LAW.   THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND
          -------------
ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE BODY OF LAW CONTROLLING CONFLICTS OF LAW.

     11.  MISCELLANEOUS.
          -------------

          (a) AMENDMENTS.   This Warrant and any provision hereof may only be
              ----------
amended by an instrument in writing signed by the Company and the holder hereof.

          (b) DESCRIPTIVE HEADINGS.   The descriptive headings of the several
              --------------------
sections of this Warrant are inserted for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

          (c) CASHLESS EXERCISE.   Notwithstanding anything to the contrary
              -----------------
contained in this Warrant, this Warrant may be exercised in whole at any time or in part from time to time by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the
                                                 -----------------
event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder may, if the Common Stock is listed on a national securities exchange or quoted in the NASDAQ system or in the over-the-counter market at the time, surrender this Warrant (or portion hereof in respect of which is being exercised) in exchange for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled if this Warrant were exercised by paying the exercise price in cash by a fraction, the numerator of which shall be the difference between the then Current Market Value per share of the Common Stock and the per share purchase Exercise Price, and the denominator of which shall be the then Current Market Value per share of Common Stock.


       IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.


Dated:                        ENVIRO-CLEAN OF AMERICA, INC.


                              By:   __________________________
                              Name: Randall Davis
                              Title:  President

[Seal]



Attest:


By:__________________________
    Name:
    Title:

Certificate of Authentication:
This is one of the Warrants
referred to in the within
Mentioned Warrant Agreement:

INTERWEST TRANSFER CO., INC.
     As Warrant Agent


By:__________________________
     Authorized Signatory

                           FORM OF EXERCISE AGREEMENT

                   (TO BE EXECUTED BY THE HOLDER IN ORDER TO
                             EXERCISE THE WARRANT)

     The undersigned hereby irrevocably exercises the right to purchase of the shares of Common Stock of Enviro-Clean of America, Inc., a Nevada corporation (the "Company"), evidenced by the attached Warrant, and herewith makes payment of the Exercise Price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

          i. The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws, and agrees that the following legend may be affixed to the stock certificate for the Common Stock if not registered or if Rule 144(k) is unavailable.

           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144(K) UNDER SAID ACT.

          ii. The undersigned requests that stock certificates for such shares be issued, and a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the holder and delivered to the undersigned at the address set forth below.


Dated:  _____________________    _______________________________
                                 Signature of Holder

                                 _______________________________
                                 Name of Holder (Print)

                                 Address:
                                 _______________________________
                                 _______________________________
                                 _______________________________

                               FORM OF ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth herein below, to:

Name of Assignee         Address                              Number of Shares
----------------         -------                              ----------------



, and hereby irrevocably constitutes and appoints _____________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

Dated:  _________________________


In the presence of:

_______________________________

                                Name: ______________________________________

                                Signature: _________________________________

                                Title of Signing Officer or Agent (if any):

                                ____________________________________________

                                Address: ___________________________________

                                ____________________________________________